Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of BioLargo, Inc. on Form S-8 (File No. 333-153193) of our report dated March 30, 2010, appearing in the Annual Report on Form 10-K of BioLargo, Inc. for the year ended December 31, 2010, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

/s/ JEFFREY S. GILBERT

Los Angeles, California
April 15, 2011